UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 15, 2008

SUNCREST GLOBAL ENERGY CORP.
(Exact name of registrant as specified in Charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-31355 (Commission File No.)	81-0438093 (IRS Employee Identification No.)

124 N. First Street
Louisville, Kentucky 40202
(Address of Principal Executive Offices)

502-379-4788
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

        As more fully described in Item 2.01 of the Current Report on Form 8-K dated December 20, 2007, a change in control of Suncrest Global Energy Corp. (the “Company”) occurred on December 20, 2007. As a result of such change of control, all of the outstanding Common Shares of Beacon Enterprise Solutions Group, Inc. (“Beacon”) are owned by the Company, and the former holders of Common Shares of Beacon have voting control of the Company. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Current Report on Form 8-K dated December 20, 2007.

PRIVATE PLACEMENT

        In connection with the change of control described above and the Phase I Acquisitions described in the Current Report on Form 8-K dated December 20, 2007, Beacon entered into an agreement with a New York-based securities broker-dealer (the “Placement Agent”). Beacon has engaged with the Placement Agent in a private placement of up to 40 units (the “Units”), at a purchase price of $100,000 per Unit, with each Unit comprised of (i) 100 Beacon Preferred Shares and (ii) a five year warrant to purchase 66,667 Beacon Common Shares at a purchase price of $1.00 per Beacon Common Share.

        On January 15, 2008, Beacon sold and issued a total of 7.205 Units to accredited investors, representing an aggregate investment of $720,500. Beacon has used the proceeds of the January 15, 2008 closing to pay fees of the Placement Agent and other expenses of Beacon and the Company in connection with the private placement, as set forth in the table below.

        To date, Beacon has sold and issued a total of 31.544 Units to accredited investors, representing an aggregate investment of $3,154,400. Beacon has used these proceeds to consummate the Phase I Acquisitions, to pay fees of the Placement Agent and other expenses of Beacon and the Company in connection with the private placement and to provide working capital, as set forth in the table below.

        Finally, the Placement Agent Warrant, as described in more detail in the Current Report on Form 8-K dated December 20, 2007, has been earned with respect to 820,144 Beacon Common Shares.

Uses of Proceeds

	First Close of Escrow	Second Close of Escrow	To Date
Phase one acquisitions	$ 1,650,500	$ —	$ 1,650,500
Share exchange cash consideration	305,000		305,000
Placement costs		415,072	415,072
Blue sky fees		10,000	10,000
Legal fees		45,000	45,000
Other miscellaneous costs		6,000	6,000
Working capital	478,400	244,428	722,828

Gross Offering Proceeds	$ 2,433,900	$ 720,500	$ 3,154,400

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCREST GLOBAL ENERGY CORP.

Date: January 22, 2008	By:	/s/ Bruce Widener Bruce Widener, Chief Executive Officer